Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	Senior Vice President – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS THIRD QUARTER

2023 EARNINGS

•
Board approved increase in dividend of 1.82% to $0.56 for the fourth quarter 2023, representing the 20th annual increase with a compounded annual growth rate of 11.5%
•
Net income of $112.2 million and diluted earnings per share of $1.20 for third quarter 2023
•
Deposits, excluding public funds deposits, increased $259.9 million during third quarter 2023, with no brokered deposits purchased
•
Noninterest-bearing deposits of $10.3 billion, representing 37.6% of total deposits
•
Loans, excluding Warehouse Purchase Program loans and loans acquired in the Merger, increased $111.1 million during third quarter 2023
•
Net interest margin was stable at 2.72%, a 1 basis point decrease from second quarter 2023
•
Nonperforming assets remain low at 0.20% of third quarter average interest-earning assets
•
Pending merger of Lone Star State Bancshares, Inc., Lubbock, Texas

HOUSTON, October 25, 2023. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $112.2 million for the quarter ended September 30, 2023 compared with $135.8 million for the same period in 2022. Net income per diluted common share was $1.20 for the quarter ended September 30, 2023 compared with $1.49 for the same period in 2022. Additionally, loans, excluding Warehouse Purchase Program loans and loans acquired in the merger of First Bancshares of Texas, Inc. (“First Bancshares”) into Prosperity Bancshares, increased $111.1 million during the third quarter of 2023. The annualized return on third quarter average assets was 1.13%. Nonperforming assets remain low at 0.20% of third quarter average interest-earning assets. On May 1, 2023, First Bancshares merged with Prosperity Bancshares and FirstCapital Bank of Texas, N.A. (“FirstCapital Bank”) merged with Prosperity Bank (collectively, the “Merger”).

“I am pleased to announce that the Board of Directors approved raising the fourth quarter 2023 dividend to $0.56 per share from $0.55 per share that was paid in the prior four quarters. The increase reflects the continued confidence the Board has in our company and our markets. The compounded annual growth rate in dividends declared from 2003 - 2023 was 11.5%,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

______________

(1)
Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

“We continue to share our success with our shareholders through the payment of dividends and opportunistic stock repurchases, while also continuing to grow our capital. Our tangible capital increased $243 million from September 30, 2022 to September 30, 2023. This is the amount Prosperity retained after paying $203 million in dividends and repurchasing $72 million of our common stock during this period, reflecting Prosperity’s stable earnings,” added Zalman.

“After a more challenging time in the first quarter 2023 due to the large bank failures outside of Prosperity's markets, Prosperity’s deposits stabilized during the third quarter. Total deposits, excluding Public Funds, increased $260 million during the third quarter and our noninterest-bearing deposits represented a strong 37.6% of total deposits. Importantly, this was achieved without the purchase of any brokered deposits,” continued Zalman.

“Interest rates have continued to increase and there are signs of the economy slowing and overall loan growth moderating as intended by the Federal Reserve’s actions. Prosperity’s asset quality remains sound, while our allowance for credit losses on loans and off-balance sheet credit exposures was $388 million as of September 30, 2023,” stated Zalman.

“Although there are signs of a slowdown, we believe the overall economy is still in fairly good shape, and we are excited for our future. Thank you to all our customers, shareholders, directors and associates for all your support,” concluded Zalman.

Results of Operations for the Three Months Ended September 30, 2023

Net income was $112.2 million(2) for the three months ended September 30, 2023 compared with $86.9 million(3) for the three months ended June 30, 2023. The change was primarily due to higher net interest income, no provision for credit losses and lower merger related expenses. Net income per diluted common share was $1.20 for the three months ended September 30, 2023 compared with $0.94 for the three months ended June 30, 2023. Net income and net income per diluted common share for the second quarter of 2023 was impacted by merger related provision for credit losses of $18.5 million and merger related expenses of $12.9 million. Net income was $112.2 million(2) for the three months ended September 30, 2023 compared with $135.8 million(4) for the same period in 2022. The change was primarily due to an increase in interest expense and noninterest expense, partially offset by increases in loan interest income and noninterest income. Net income per diluted common share was $1.20 for the three months ended September 30, 2023 compared with $1.49 for the same period in 2022. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2023 were 1.13%, 6.39% and 12.58%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and securities) was 48.74%(1) for the three months ended September 30, 2023; and excluding merger related expenses, the efficiency ratio was 48.35%(1).

Net interest income before provision for credit losses was $239.5 million for the three months ended September 30, 2023 compared with $236.5 million for the three months ended June 30, 2023, an increase of $3.1 million or 1.3%. Net interest income before provision for credit losses decreased $21.2 million or 8.1% to $239.5 million for the three months ended September 30, 2023 compared with $260.7 million for the same period in 2022. The change was primarily due to an increase in the average balances and average rates on borrowings and an increase in the average rates on interest-bearing deposits, partially offset by an increase in the average balances and average rates on loans.

The net interest margin on a tax equivalent basis was 2.72% for the three months ended September 30, 2023 compared with 2.73% for the three months ended June 30, 2023. The net interest margin on a tax equivalent basis was 2.72% for the three months ended September 30, 2023 compared with 3.11% for the same period in 2022. The change was primarily due to an increase in the average balances and average rates on borrowings and an increase in the average rates on interest-bearing deposits, partially offset by an increase in the average balances and average rates on loans held for investment.

Noninterest income was $38.7 million for the three months ended September 30, 2023 compared with $39.7 million for the three months ended June 30, 2023, a decrease of $945 thousand or 2.4%. Noninterest income increased $4.1 million or 11.7% to $38.7 million for the three months ended September 30, 2023 compared with $34.7 million for the same period in 2022, primarily due to increases in other noninterest income, bank owned life insurance income, mortgage income and debit card fee income.

______________

(2)
Includes purchase accounting adjustments of $2.5 million, net of tax, primarily comprised of loan discount accretion of $2.3 million, and merger related expenses of $1.1 million for the three months ended September 30, 2023.
(3)
Includes purchase accounting adjustments of $2.4 million, net of tax, primarily comprised of loan discount accretion of $2.4 million, merger related provision for credit losses of $18.5 million and merger related expenses of $12.9 million for the three months ended June 30, 2023.
(4)
Includes purchase accounting adjustments of $997 thousand, net of tax, primarily comprised of loan discount accretion of $1.2 million for the three months ended September 30, 2022.
(5)
Includes purchase accounting adjustments of $5.6 million, net of tax, primarily comprised of loan discount accretion of $5.6 million, merger related provision for credit losses of $18.5 million and merger related expenses of $14.9 million for the nine months ended September 30, 2023.
(6)
Includes purchase accounting adjustments of $5.2 million, net of tax, primarily comprised of loan discount accretion of $6.5 million for the nine months ended September 30, 2022.

Noninterest expense was $135.7 million for the three months ended September 30, 2023 compared with $145.9 million for the three months ended June 30, 2023, a decrease of $10.2 million or 7.0% . The change was primarily due to the decrease in merger related expenses. Noninterest expense increased $13.4 million or 11.0% to $135.7 million for the three months ended September 30, 2023 compared with $122.2 million for the same period in 2022. The change was primarily due to the Merger.

Results of Operations for the Nine Months Ended September 30, 2023

Net income was $323.8 million(5) for the nine months ended September 30, 2023 compared with $386.6 million(6) for the same period in 2022. The change was primarily due to lower net interest income, merger related provision for credit losses of $18.5 million and merger related expenses of $14.9 million. Net income per diluted common share was $3.50 for the nine months ended September 30, 2023 compared with $4.22 for the same period in 2022, and was also impacted by merger related provision and expenses. Annualized returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2023 were 1.11%, 6.25% and 12.17%(1), respectively. Excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax, annualized returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2023 were 1.20%(1), 6.76%(1) and 13.16%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write down of assets and securities) was 48.50%(1) for the nine months ended September 30, 2023. Excluding merger related expenses, the efficiency ratio was 46.72% (1).

Net interest income before provision for credit losses for the nine months ended September 30, 2023 was $719.5 million compared with $749.1 million for the same period in 2022, a decrease of $29.6 million or 4.0%. The change was primarily due to an increase in the average balances and average rates on other borrowings and an increase in the average rates on interest-bearing deposits, partially offset by increases in the average balances and average rates on loans held for investment and an increase in average rates on investment securities.

The net interest margin on a tax equivalent basis for the nine months ended September 30, 2023 was 2.79% compared with 2.99% for the same period in 2022. The change was primarily due to an increase in the average balances and average rates on other borrowings and an increase in average rates on interest-bearing deposits, partially offset by an increase in the average balances and average rates on loans held for investment and an increase in average rates on investment securities.

Noninterest income was $116.7 million for the nine months ended September 30, 2023 compared with $107.4 million for the same period in 2022, an increase of $9.3 million or 8.7%, primarily due to the Merger.

Noninterest expense was $404.5 million for the nine months ended September 30, 2023 compared with $364.9 million for the same period in 2022, an increase of $39.6 million or 10.8%, primarily due to the Merger.

Balance Sheet Information

At September 30, 2023, Prosperity had $39.296 billion in total assets, an increase of $1.452 billion or 3.8%, compared with $37.844 billion at September 30, 2022.

Loans were $21.433 billion at September 30, 2023, a decrease of $221.2 million or 1.0% from $21.654 billion at June 30, 2023. Loans increased $2.926 billion or 15.8% compared with $18.506 billion at September 30, 2022. Loans, excluding Warehouse Purchase Program loans, were $20.520 billion at September 30, 2023 compared to $20.505 billion at June 30, 2023, an increase of $15.3 million, and compared to $17.584 billion at September 30, 2022, an increase of $2.937 billion or 16.7%.

Deposits were $27.313 billion at September 30, 2023, a decrease of $68.1 million or 0.2% compared with $27.381 billion at June 30, 2023. Deposits, excluding public funds deposits, were $24.945 billion at September 30, 2023 compared to $24.685 billion at June 30, 2023, an increase of $259.9 million. Deposits decreased $1.987 billion or 6.8%, compared with $29.300 billion at September 30, 2022, primarily due to a decrease in business deposits and public fund deposits, partially offset by an increase in Merger acquired deposits.

The table below provides detail on the impact of loans acquired and deposits assumed in the Merger.

Balance Sheet Data (at period end)
(In thousands)
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Loans acquired (including new production since acquisition date):
FirstCapital Bank	$1,494,378	$1,590,137	$—	$—	$—
Prosperity - Warehouse Purchase Program loans	912,327	1,148,883	799,115	740,620	922,764
Prosperity - All other loans	19,026,008	18,914,926	18,535,244	18,099,207	17,583,524
Total loans	$21,432,713	$21,653,946	$19,334,359	$18,839,827	$18,506,288

Deposits assumed (including new deposits since acquisition date):
FirstCapital Bank	$1,625,691	$1,481,831	$—	$—	$—
All other deposits	25,687,109	25,899,055	27,004,236	28,533,531	29,300,095
Total deposits	$27,312,800	$27,380,886	$27,004,236	$28,533,531	$29,300,095

Excluding loans acquired in the Merger and new production by the acquired lending operations since May 1, 2023, loans at September 30, 2023 decreased $125.5 million or 0.6% compared with June 30, 2023 and grew $1.432 billion or 7.7% compared with September 30, 2022. Excluding loans acquired in the Merger and new production by the acquired lending operations since May 1, 2023 and Warehouse Purchase Program loans, loans at September 30, 2023 grew $111.1 million or 0.6% (2.3% annualized) compared with June 30, 2023 and $1.442 billion or 8.2% compared with September 30, 2022.

Excluding deposits assumed in the Merger and new deposits generated at the acquired banking centers since May 1, 2023, deposits at September 30, 2023 decreased by $211.9 million or 0.8% compared with June 30, 2023 and decreased by $3.613 billion or 12.3% compared with September 30, 2022.

Asset Quality

Nonperforming assets totaled $69.5 million or 0.20% of quarterly average interest-earning assets at September 30, 2023 compared with $62.7 million or 0.18% of quarterly average interest-earning assets at June 30, 2023 and $19.9 million or 0.06% of quarterly average interest-earning assets at September 30, 2022. The increase during 2023 was primarily due to the Merger and an increase in other real estate.

The allowance for credit losses on loans and off-balance sheet credit exposures was $388.0 million at September 30, 2023 compared with $312.1 million at September 30, 2022 and $381.7 million at June 30, 2023. There was no provision for credit losses for the three months ended September 30, 2023 and a provision for credit losses of $18.5 million for the nine months ended September 30, 2023 compared to no provision for credit losses for the three and nine months ended September 30, 2022. As a result of the loans acquired in the Merger, the nine months ended September 30, 2023 included a $12.0 million provision for credit losses on loans and a $6.5 million provision for credit losses on off-balance sheet credit exposures.

The allowance for credit losses on loans was $351.5 million or 1.64% of total loans at September 30, 2023 compared with $282.2 million or 1.52% of total loans at September 30, 2022 and $345.2 million or 1.59% of total loans at June 30, 2023. Excluding Warehouse Purchase Program loans, the allowance for credit losses on loans to total loans was 1.71%(1) at September 30, 2023 compared with 1.60%(1) at September 30, 2022 and 1.68%(1) at June 30, 2023.

Net charge-offs were $3.4 million for the three months ended September 30, 2023 compared with net charge-offs of $16.1 million for the three months ended June 30, 2023 and net charge-offs of $1.8 million for the three months ended September 30, 2022. Net charge-offs for the third quarter of 2023 included $298 thousand related to resolved purchased credit deteriorated (“PCD”) loans. Additionally, reserves on PCD loans increased by $9.7 million due to revised Day One accounting for PCD loans at the time of the Merger. Further, $12.5 million of reserves on resolved PCD loans was released to the general reserve.

Net charge-offs were $18.9 million for the nine months ended September 30, 2023 compared with $4.2 million for the nine months ended September 30, 2022. Net charge-offs for the nine months ended September 30, 2023 included $15.0 million related to one commercial real estate loan obtained in a previous merger. Additionally, reserves on PCD loans increased by $76.8 million due to the Merger and $16.2 million of reserves on resolved PCD loans was released to the general reserve.

Dividend

Prosperity Bancshares declared a fourth quarter 2023 cash dividend of $0.56 per share to be paid on January 2, 2024, to all shareholders of record as of December 15, 2023, an increase of $0.01 per share, or 1.82%, from the prior quarter.

Stock Repurchase Program

On January 17, 2023, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 4.6 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 17, 2024, at the discretion of management. Under its 2023 stock repurchase program, Prosperity Bancshares repurchased zero shares of its common stock during the three months ended September 30, 2023, and approximately 1.21 million shares of its common stock at an average weighted price of $59.88 per share during the nine months ended September 30, 2023.

Redemption of Outstanding Subordinated Notes

On September 18, 2023, $3.1 million in subordinated notes assumed in the Merger were redeemed. The redemption was funded by dividends from Prosperity Bank.

Merger of First Bancshares of Texas, Inc.

On May 1, 2023, Prosperity completed the merger of First Bancshares and its wholly owned subsidiary FirstCapital Bank, headquartered in Midland, Texas. FirstCapital Bank operated 16 full-service banking offices in six different markets in West, North and Central Texas areas, including its main office in Midland, and banking offices in Midland, Lubbock, Amarillo, Wichita Falls, Burkburnett, Byers, Henrietta, Dallas, Horseshoe Bay, Marble Falls and Fredericksburg, Texas.

Pursuant to the terms of the definitive agreement, Prosperity issued 3,583,370 shares of Prosperity common stock plus approximately $91.5 million in cash for all outstanding shares of First Bancshares. This resulted in goodwill of $164.8 million as of September 30, 2023, which was subject to subsequent fair value adjustments. During the second quarter of 2023, Prosperity completed the operational conversion of FirstCapital Bank.

Pending Merger of Lone Star State Bancshares, Inc.

On October 11, 2022, Prosperity Bancshares and Lone Star State Bancshares, Inc. (“Lone Star”) jointly announced the signing of a definitive merger agreement whereby Lone Star, the parent company of Lone Star State Bank of West Texas (“Lone Star Bank”) will merge with and into Prosperity. Lone Star Bank operates 5 banking offices in the West Texas area, including its main office in Lubbock, and 1 banking center in each of Brownfield, Midland, Odessa and Big Spring, Texas. As of September 30, 2023, Lone Star, on a consolidated basis, reported total assets of $1.270 billion, total loans of $1.095 billion and total deposits of $1.115 billion.

Under the terms of the merger agreement, Prosperity will issue 2,376,182 shares of Prosperity common stock plus $64.1 million in cash for all outstanding shares of Lone Star capital stock, subject to certain conditions and potential adjustments. Based on Prosperity’s closing price of $69.27 on October 7, 2022, the total consideration was valued at approximately $228.7 million. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals. The shareholders of Lone Star approved the transaction on March 28, 2023.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, October 25, 2023, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s third quarter 2023 earnings. Individuals and investment professionals may participate in the call by dialing 877-885-0477 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 0411202.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s Investor Relations page by selecting “Presentations, Webcasts & Calls” from the menu and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews return on average assets excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; return on average common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; return on average tangible common equity; return on average tangible common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provides a more complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of September 30, 2023, Prosperity Bancshares, Inc.® is a $39.296 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma. Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 285 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 62 in the Dallas/Fort Worth area; 22 in the East Texas area; 32 in the Central Texas area including Austin and San Antonio; 44 in the West Texas area including Lubbock, Midland-Odessa, Abilene; Amarillo and Wichita Falls; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, changes in deposits, borrowings and the investment securities portfolio, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, including the pending transaction with Lone Star, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of each of the proposed transactions, and statements about the assumptions underlying any such statement. These forward‑looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity currently believes to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of Prosperity’s control, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These risks and uncertainties include, but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks, including Lone Star; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction, including the pending transaction with Lone Star, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and the effect, impact, potential duration or other implications of weather and climate-related events. Prosperity disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2022, and other reports and statements Prosperity has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Bryan/College Station Area	Frisco-West	Rusk	Nederland	Texas Tech Student Union
Bryan	Garland	Seven Points	Needville
Bryan-29th Street	Grapevine	Teague	Rosenberg	Midland
Bryan-East	Grapevine Main	Tyler-Beckham	Shadow Creek	North
Bryan-North	Kiest	Tyler-South Broadway	Spring	Wadley
Caldwell	Lake Highlands	Tyler-University	Tomball	Wall Street
College Station	McKinney	Winnsboro	Waller	West
Crescent Point	McKinney Eldorado		West Columbia
Hearne	McKinney Redbud	Houston Area	Wharton	Odessa
Huntsville	North Carrolton	Houston	Winnie	Grandview
Madisonville	Park Cities	Aldine	Wirt	Grant
Navasota	Plano	Alief		Kermit Highway
New Waverly	Plano-West	Bellaire	South Texas Area -	Parkway
Rock Prairie	Preston Forest	Beltway	Corpus Christi
Southwest Parkway	Preston Parker	Clear Lake	Calallen	Wichita Falls
Tower Point	Preston Royal	Copperfield	Carmel	Cattlemans
Wellborn Road	Red Oak	Cypress	Northwest	Kell
	Richardson	Downtown	Saratoga
Central Texas Area	Richardson-West	Eastex	Timbergate	Other West Texas Area
Austin	Rosewood Court	Fairfield	Water Street	Locations
Allandale	The Colony	First Colony		Big Spring
Cedar Park	Tollroad	Fry Road	Victoria	Brownfield
Congress	Trinity Mills	Gessner	Victoria Main	Brownwood
Lakeway	Turtle Creek	Gladebrook	Victoria-Navarro	Burkburnett
Liberty Hill	West 15th Plano	Grand Parkway	Victoria-North	Byers
Northland	West Allen	Heights	Victoria Salem	Cisco
Oak Hill	Westmoreland	Highway 6 West		Comanche
Research Blvd	Wylie	Little York	Other South Texas Area	Early
Westlake		Medical Center	Locations	Floydada
	Fort Worth	Memorial Drive	Alice	Gorman
Other Central Texas Area	Haltom City	Northside	Aransas Pass	Henrietta
Locations	Hulen	Pasadena	Beeville	Levelland
Bastrop	Keller	Pecan Grove	Colony Creek	Littlefield
Canyon Lake	Museum Place	Pin Oak	Cuero	Merkel
Dime Box	Renaissance Square	River Oaks	Edna	Plainview
Dripping Springs	Roanoke	Sugar Land	Goliad	San Angelo
Elgin	Stockyards	SW Medical Center	Gonzales	Slaton
Flatonia		Tanglewood	Hallettsville	Snyder
Fredericksburg	Other Dallas/Fort Worth Area	The Plaza	Kingsville
Georgetown	Locations	Uptown	Mathis	Oklahoma
Gruene	Arlington	Waugh Drive	Padre Island	Central Oklahoma Area
Horseshoe Bay	Azle	Westheimer	Palacios	Oklahoma City
Kingsland	Ennis	West University	Port Lavaca	23rd Street
La Grange	Gainesville	Woodcreek	Portland	Expressway
Lexington	Glen Rose		Rockport	I-240
Marble Falls	Granbury	Katy	Sinton	Memorial
New Braunfels	Grand Prairie	Cinco Ranch	Taft
Pleasanton	Jacksboro	Katy-Spring Green	Yoakum	Other Central Oklahoma Area
Round Rock	Mesquite		Yorktown	Locations
San Antonio	Muenster	The Woodlands		Edmond
Schulenburg	Runaway Bay	The Woodlands-College Park	West Texas Area	Norman
Seguin	Sanger	The Woodlands-I-45	Abilene
Smithville	Waxahachie	The Woodlands-Research Forest	Antilley Road	Tulsa Area
Thorndale	Weatherford		Barrow Street	Tulsa
Weimar		Other Houston Area	Cypress Street
	East Texas Area	Locations	Judge Ely	Garnett
Dallas/Fort Worth Area	Athens	Angleton	Mockingbird	Harvard
Dallas	Blooming Grove	Bay City		Memorial
14th Street Plano	Canton	Beaumont	Amarillo	Sheridan
Abrams Centre	Carthage	Cleveland	Hillside	S. Harvard
Addison	Corsicana	East Bernard	Soncy	Utica Tower
Allen	Crockett	El Campo		Yale
Balch Springs	Eustace	Dayton	Lubbock
Camp Wisdom	Gilmer	Galveston	4th Street	Other Tulsa Area Locations
Carrollton	Grapeland	Groves	66th Street	Owasso
Cedar Hill	Gun Barrel City	Hempstead	82nd Street
Coppell	Jacksonville	Hitchcock	86th Street
East Plano	Kerens	Liberty	98th Street
Euless	Longview	Magnolia	Avenue Q
Frisco	Mount Vernon	Magnolia Parkway	Milwaukee
Frisco Warren	Palestine	Mont Belvieu	North University

- - -

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Balance Sheet Data (at period end)
Loans held for sale	$10,187	$10,656	$1,603	$554	$2,871
Loans held for investment	20,510,199	20,494,407	18,533,641	18,098,653	17,580,653
Loans held for investment - Warehouse Purchase Program	912,327	1,148,883	799,115	740,620	922,764
Total loans	21,432,713	21,653,946	19,334,359	18,839,827	18,506,288

Investment securities(A)	13,192,742	13,667,319	14,071,545	14,476,005	14,806,487
Federal funds sold	234	181	222	301	244
Allowance for credit losses on loans	(351,495)	(345,209)	(282,191)	(281,576)	(282,179)
Cash and due from banks	512,239	396,848	405,331	423,832	602,152
Goodwill	3,396,459	3,383,698	3,231,636	3,231,636	3,231,636
Core deposit intangibles, net	67,553	71,128	48,974	51,348	53,906
Other real estate owned	9,320	3,107	1,989	1,963	1,758
Fixed assets, net	370,237	365,299	345,149	339,453	337,099
Other assets	665,682	708,814	672,218	607,040	586,111
Total assets	$39,295,684	$39,905,131	$37,829,232	$37,689,829	$37,843,502

Noninterest-bearing deposits	$10,281,893	$10,364,921	$10,108,348	$10,915,448	$11,154,143
Interest-bearing deposits	17,030,907	17,015,965	16,895,888	17,618,083	18,145,952
Total deposits	27,312,800	27,380,886	27,004,236	28,533,531	29,300,095
Other borrowings	4,250,000	4,800,000	3,365,000	1,850,000	1,165,000
Securities sold under repurchase agreements	300,714	434,160	434,261	428,134	454,304
Subordinated debentures	—	3,093	—	—	—
Allowance for credit losses on off-balance sheet credit exposures	36,503	36,503	29,947	29,947	29,947
Other liabilities	362,990	282,373	256,671	148,843	282,514
Total liabilities	32,263,007	32,937,015	31,090,115	30,990,455	31,231,860
Shareholders' equity(B)	7,032,677	6,968,116	6,739,117	6,699,374	6,611,642
Total liabilities and equity	$39,295,684	$39,905,131	$37,829,232	$37,689,829	$37,843,502

(A) Includes $(2,442), $(3,393), $(4,399), $(4,396) and $(296) in unrealized losses on available for sale securities for the quarterly periods ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively.

(B) Includes $(1,930), $(2,681), $(3,476), $(3,473) and $(234) in after-tax unrealized losses on available for sale securities for the quarterly periods ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Income Statement Data
Interest income:
Loans	$308,678	$286,638	$247,118	$235,126	$210,268	$842,434	$596,063
Securities(C)	69,987	72,053	73,185	72,533	68,761	215,225	187,883
Federal funds sold and other earning assets	1,689	1,757	7,006	933	525	10,452	2,297
Total interest income	380,354	360,448	327,309	308,592	279,554	1,068,111	786,243

Interest expense:
Deposits	76,069	63,964	47,343	36,048	14,669	187,376	32,064
Other borrowings	62,190	57,351	34,396	14,682	3,719	153,937	4,169
Securities sold under repurchase agreements	2,533	2,674	2,103	1,725	487	7,310	916
Subordinated debentures	38	—	—	—	—	38	—
Total interest expense	140,830	123,989	83,842	52,455	18,875	348,661	37,149
Net interest income	239,524	236,459	243,467	256,137	260,679	719,450	749,094
Provision for credit losses	—	18,540	—	—	—	18,540	—
Net interest income after provision for credit losses	239,524	217,919	243,467	256,137	260,679	700,910	749,094

Noninterest income:
Nonsufficient funds (NSF) fees	8,719	8,512	8,095	8,519	8,887	25,326	25,495
Credit card, debit card and ATM card income	9,285	9,206	8,666	8,816	8,889	27,157	25,948
Service charges on deposit accounts	6,262	6,078	5,926	5,932	6,222	18,266	18,798
Trust income	3,326	3,358	3,225	3,498	3,174	9,909	8,752
Mortgage income	857	661	238	102	340	1,756	1,297
Brokerage income	1,067	1,000	1,149	905	940	3,216	2,749
Bank owned life insurance income	1,864	1,553	1,354	1,329	1,214	4,771	3,790
Net (loss) gain on sale or write-down of assets	(45)	1,994	121	2,087	50	2,070	1,847
Other noninterest income	7,408	7,326	9,492	6,536	4,972	24,226	18,728
Total noninterest income	38,743	39,688	38,266	37,724	34,688	116,697	107,404

Noninterest expense:
Salaries and benefits	85,423	84,723	77,798	75,353	79,578	247,944	239,360
Net occupancy and equipment	9,464	8,935	8,025	8,147	8,412	26,424	24,299
Credit and debit card, data processing and software amortization	10,919	10,344	9,566	9,716	9,516	30,829	27,611
Regulatory assessments and FDIC insurance	5,155	5,097	4,973	2,873	2,807	15,225	8,508
Core deposit intangibles amortization	3,576	3,167	2,374	2,558	2,577	9,117	7,778
Depreciation	4,585	4,658	4,433	4,438	4,436	13,676	13,522
Communications	3,686	3,693	3,462	3,506	3,374	10,841	9,499
Other real estate expense	153	(464)	58	154	198	(253)	607
Net gain on sale or write-down of other real estate	(734)	(33)	(13)	(63)	(213)	(780)	(820)
Merger related expenses	1,104	12,891	860	272	—	14,855	—
Other noninterest expense	12,326	12,859	11,464	12,290	11,529	36,649	34,578
Total noninterest expense	135,657	145,870	123,000	119,244	122,214	404,527	364,942
Income before income taxes	142,610	111,737	158,733	174,617	173,153	413,080	491,556
Provision for income taxes	30,402	24,799	34,039	36,737	37,333	89,240	104,920
Net income available to common shareholders	$112,208	$86,938	$124,694	$137,880	$135,820	$323,840	$386,636

(C) Interest income on securities was reduced by net premium amortization of $6,897, $7,131, $7,384, $8,703 and $9,947 for the three months ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively, and $21,412 and $34,254 for the nine months ended September 30, 2023 and 2022, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended									Year-to-Date
	Sep 30, 2023		Jun 30, 2023		Mar 31, 2023		Dec 31, 2022		Sep 30, 2022	Sep 30, 2023		Sep 30, 2022

Profitability
Net income (D) (E)	$112,208		$86,938		$124,694		$137,880		$135,820	$323,840		$386,636

Basic earnings per share	$1.20		$0.94		$1.37		$1.51		$1.49	$3.50		$4.22
Diluted earnings per share	$1.20		$0.94		$1.37		$1.51		$1.49	$3.50		$4.22

Return on average assets (F)	1.13%	(J)	0.89%	(J)	1.31%	(J)	1.47%	(J)	1.45%	1.11%	(J)	1.37%
Return on average common equity (F)	6.39%	(J)	5.01%	(J)	7.38%	(J)	8.26%	(J)	8.24%	6.25%	(J)	7.88%
Return on average tangible common equity (F) (G)	12.58%	(J)	9.67%	(J)	14.34%	(J)	16.26%	(J)	16.44%	12.17%	(J)	15.83%
Tax equivalent net interest margin (D) (E) (H)	2.72%		2.73%		2.93%		3.05%		3.11%	2.79%		2.99%
Efficiency ratio (G) (I)	48.74%	(K)	53.21%	(K)	43.68%	(K)	40.87%	(K)	41.38%	48.50%	(K)	42.70%

Liquidity and Capital Ratios
Equity to assets	17.90%		17.46%		17.81%		17.78%		17.47%	17.90%		17.47%
Common equity tier 1 capital	14.98%		14.49%		15.59%		15.88%		15.44%	14.98%		15.44%
Tier 1 risk-based capital	14.98%		14.49%		15.59%		15.88%		15.44%	14.98%		15.44%
Total risk-based capital	16.05%		15.52%		16.41%		16.51%		16.09%	16.05%		16.09%
Tier 1 leverage capital	10.03%		9.96%		10.06%		10.16%		9.94%	10.03%		9.94%
Period end tangible equity to period end tangible assets (G)	9.96%		9.64%		10.01%		9.93%		9.62%	9.96%		9.62%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	93,720		92,930		91,207		91,287		91,209	92,628		91,710
Diluted	93,720		92,930		91,207		91,287		91,209	92,628		91,710
Period end shares outstanding	93,717		93,721		90,693		91,314		91,210	93,717		91,210
Cash dividends paid per common share	$0.55		$0.55		$0.55		$0.55		$0.52	$1.65		$1.56
Book value per common share	$75.04		$74.35		$74.31		$73.37		$72.49	$75.04		$72.49
Tangible book value per common share (G)	$38.08		$37.49		$38.13		$37.41		$36.47	$38.08		$36.47

Common Stock Market Price
High	$63.65		$63.13		$78.76		$76.32		$77.93	$78.76		$80.46
Low	$52.62		$55.12		$58.25		$66.71		$65.37	$52.62		$64.69
Period end closing price	$54.58		$56.48		$61.52		$72.68		$66.68	$54.58		$66.68
Employees – FTE (excluding overtime)	3,853		3,710		3,651		3,633		3,592	3,853		3,592
Number of banking centers	285		286		272		272		272	285		272

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Loan discount accretion
Non-PCD	$1,508	$1,242	$532	$603	$912	$3,282	$5,321
PCD	$767	$1,178	$339	$310	$322	$2,284	$1,167
Securities net accretion (amortization)	$626	$426	$(2)	$(12)	$(40)	$1,050	$(104)
Time deposits amortization	$(210)	$(187)	$(53)	$(59)	$(68)	$(450)	$(252)

(E) Using effective tax rate of 21.3%, 22.2%, 21.4%, 21.0% and 21.6% for the three months ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively, and 21.6% and 21.3% for the nine months ended September 30, 2023 and 2022, respectively.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale or write down of assets and securities. Additionally, taxes are not part of this calculation.

(J) For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax, refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Sep 30, 2023				Jun 30, 2023				Sep 30, 2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$9,832	$162	6.54%		$3,910	$67	6.87%		$4,136	$57	5.47%
Loans held for investment	20,496,075	290,566	5.62%		19,802,751	270,688	5.48%		17,275,866	199,417	4.58%
Loans held for investment - Warehouse Purchase Program	972,936	17,950	7.32%		898,768	15,883	7.09%		938,589	10,794	4.56%
Total loans	21,478,843	308,678	5.70%		20,705,429	286,638	5.55%		18,218,591	210,268	4.58%
Investment securities	13,512,137	69,987	2.05%	(M)	13,976,818	72,053	2.07%	(M)	14,962,847	68,761	1.82%	(M)
Federal funds sold and other earning assets	125,690	1,689	5.33%		150,300	1,757	4.69%		87,859	525	2.37%
Total interest-earning assets	35,116,670	380,354	4.30%		34,832,547	360,448	4.15%		33,269,297	279,554	3.33%
Allowance for credit losses on loans	(343,967)				(283,594)				(283,244)
Noninterest-earning assets	4,829,336				4,738,673				4,480,512
Total assets	$39,602,039				$39,287,626				$37,466,565

Interest-bearing liabilities:
Interest-bearing demand deposits	$4,768,485	$5,182	0.43%		$5,147,453	$3,791	0.30%		$6,155,511	$2,345	0.15%
Savings and money market deposits	8,977,824	44,446	1.96%		9,156,047	43,025	1.88%		10,172,986	9,479	0.37%
Certificates and other time deposits	3,172,178	26,441	3.31%		2,652,064	17,148	2.59%		2,185,529	2,845	0.52%
Other borrowings	4,671,449	62,190	5.28%		4,427,914	57,351	5.20%		577,828	3,719	2.55%
Securities sold under repurchase agreements	389,149	2,533	2.58%		441,303	2,674	2.43%		473,584	487	0.41%
Subordinated debentures	2,578	38	5.85%		1,547	—	—		—	—	—
Total interest-bearing liabilities	21,981,663	140,830	2.54%	(N)	21,826,328	123,989	2.28%	(N)	19,565,438	18,875	0.38%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,269,162				10,274,819				11,048,856
Allowance for credit losses on off-balance sheet credit exposures	36,504				30,022				29,947
Other liabilities	290,217				220,775				231,812
Total liabilities	32,577,546				32,351,944				30,876,053
Shareholders' equity	7,024,493				6,935,682				6,590,512
Total liabilities and shareholders' equity	$39,602,039				$39,287,626				$37,466,565

Net interest income and margin		$239,524	2.71%			$236,459	2.72%			$260,679	3.11%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,000				854				458
Net interest income and margin (tax equivalent basis)		$240,524	2.72%			$237,313	2.73%			$261,137	3.11%

(L) Annualized and based on an actual 365-day basis.

(M) Yield on securities was impacted by net premium amortization of $6,897, $7,131 and $9,947 for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 1.73%, 1.55% and 0.24% for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Sep 30, 2023				Sep 30, 2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)
Interest-earning assets:
Loans held for sale	$5,389	$267	6.62%		$3,980	$137	4.60%
Loans held for investment	19,546,826	797,861	5.46%		16,931,422	564,736	4.46%
Loans held for investment - Warehouse Purchase Program	831,143	44,306	7.13%		1,153,762	31,190	3.61%
Total loans	20,383,358	842,434	5.53%		18,089,164	596,063	4.41%
Investment securities	13,937,483	215,225	2.06%	(P)	14,579,521	187,883	1.72%	(P)
Federal funds sold and other earning assets	290,275	10,452	4.81%		913,923	2,297	0.34%
Total interest-earning assets	34,611,116	1,068,111	4.13%		33,582,608	786,243	3.13%
Allowance for credit losses on loans	(303,518)				(284,486)
Noninterest-earning assets	4,722,064				4,462,318
Total assets	$39,029,662				$37,760,440

Interest-bearing liabilities:
Interest-bearing demand deposits	$5,260,463	$12,765	0.32%		$6,453,810	$6,951	0.14%
Savings and money market deposits	9,235,646	122,992	1.78%		10,579,351	17,978	0.23%
Certificates and other time deposits	2,627,402	51,619	2.63%		2,409,251	7,135	0.40%
Other borrowings	4,001,994	153,937	5.14%		232,253	4,169	2.40%
Securities sold under repurchase agreements	419,304	7,310	2.33%		462,994	916	0.26%
Subordinated debentures	1,375	38	3.69%		—	—	—
Total interest-bearing liabilities	21,546,184	348,661	2.16%	(Q)	20,137,659	37,149	0.25%	(Q)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	10,310,878				10,848,605
Allowance for credit losses on off-balance sheet credit exposures	32,181				29,947
Other liabilities	232,903				198,196
Total liabilities	32,122,146				31,214,407
Shareholders' equity	6,907,516				6,546,033
Total liabilities and shareholders' equity	39,029,662				$37,760,440

Net interest income and margin		$719,450	2.78%			$749,094	2.98%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		2,866				1,375
Net interest income and margin (tax equivalent basis)		$722,316	2.79%			$750,469	2.99%

(O) Annualized and based on an actual 365-day basis.

(P) Yield on securities was impacted by net premium amortization of $21,412 and $34,254 for the nine months ended September 30, 2023 and 2022, respectively.

(Q) Total cost of funds, including noninterest bearing deposits, was 1.46% and 0.16% for the nine months ended September 30, 2023 and 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
YIELD TREND (R)

Interest-Earning Assets:
Loans held for sale	6.54%	6.87%	6.58%	6.09%	5.47%
Loans held for investment	5.62%	5.48%	5.24%	4.98%	4.58%
Loans held for investment - Warehouse Purchase Program	7.32%	7.09%	6.88%	6.02%	4.56%
Total loans	5.70%	5.55%	5.29%	5.02%	4.58%
Investment securities (S)	2.05%	2.07%	2.07%	1.96%	1.82%
Federal funds sold and other earning assets	5.33%	4.69%	4.74%	3.63%	2.37%
Total interest-earning assets	4.30%	4.15%	3.92%	3.67%	3.33%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.43%	0.30%	0.26%	0.22%	0.15%
Savings and money market deposits	1.96%	1.88%	1.50%	1.13%	0.37%
Certificates and other time deposits	3.31%	2.59%	1.59%	0.94%	0.52%
Other borrowings	5.28%	5.20%	4.83%	3.97%	2.55%
Securities sold under repurchase agreements	2.58%	2.43%	1.99%	1.55%	0.41%
Subordinated debentures	5.85%	—	—	—	—
Total interest-bearing liabilities	2.54%	2.28%	1.63%	1.06%	0.38%

Net Interest Margin	2.71%	2.72%	2.92%	3.04%	3.11%
Net Interest Margin (tax equivalent)	2.72%	2.73%	2.93%	3.05%	3.11%

(R) Annualized and based on average balances on an actual 365-day basis.

(S) Yield on securities was impacted by net premium amortization of $6,897, $7,131, $7,384, $8,703 and $9,947 for the three months ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Balance Sheet Averages
Loans held for sale	$9,832	$3,910	$2,343	$1,758	$4,136
Loans held for investment	20,496,075	19,802,751	18,317,712	17,818,769	17,275,866
Loans held for investment - Warehouse Purchase Program	972,936	898,768	617,822	747,007	938,589
Total Loans	21,478,843	20,705,429	18,937,877	18,567,534	18,218,591

Investment securities	13,512,137	13,976,818	14,332,509	14,715,516	14,962,847
Federal funds sold and other earning assets	125,690	150,300	600,048	101,986	87,859
Total interest-earning assets	35,116,670	34,832,547	33,870,434	33,385,036	33,269,297
Allowance for credit losses on loans	(343,967)	(283,594)	(282,316)	(282,546)	(283,244)
Cash and due from banks	301,201	281,593	319,960	306,235	302,479
Goodwill	3,387,293	3,291,659	3,231,637	3,231,637	3,231,637
Core deposit intangibles, net	69,551	48,616	50,208	52,591	55,158
Other real estate	6,301	2,712	2,083	2,075	1,652
Fixed assets, net	367,814	357,593	342,380	338,572	336,657
Other assets	697,176	756,500	643,467	584,302	552,929
Total assets	$39,602,039	$39,287,626	$38,177,853	$37,617,902	$37,466,565

Noninterest-bearing deposits	$10,269,162	$10,274,819	$10,389,980	$11,064,714	$11,048,856
Interest-bearing demand deposits	4,768,485	5,147,453	5,877,641	5,843,672	6,155,511
Savings and money market deposits	8,977,824	9,156,047	9,579,679	9,805,024	10,172,986
Certificates and other time deposits	3,172,178	2,652,064	2,045,580	2,066,085	2,185,529
Total deposits	27,187,649	27,230,383	27,892,880	28,779,495	29,562,882
Other borrowings	4,671,449	4,427,914	2,887,011	1,465,533	577,828
Securities sold under repurchase agreements	389,149	441,303	427,887	441,405	473,584
Subordinated debentures	2,578	1,547	—	—	—
Allowance for credit losses on off-balance sheet credit exposures	36,504	30,022	29,947	29,947	29,947
Other liabilities	290,217	220,775	180,685	224,512	231,812
Shareholders' equity	7,024,493	6,935,682	6,759,443	6,677,010	6,590,512
Total liabilities and equity	$39,602,039	$39,287,626	$38,177,853	$37,617,902	$37,466,565

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Sep 30, 2023		Jun 30, 2023		Mar 31, 2023		Dec 31, 2022		Sep 30, 2022
Period End Balances

Loan Portfolio
Commercial and industrial	$2,153,391	10.1%	$2,245,620	10.5%	$2,074,078	10.7%	$2,165,263	11.6%	$2,197,033	11.9%
Warehouse purchase program	912,327	4.3%	1,148,883	5.3%	799,115	4.1%	740,620	3.9%	922,764	5.0%
Construction, land development and other land loans	3,200,479	14.9%	3,215,016	14.8%	2,899,980	15.0%	2,805,438	14.9%	2,659,552	14.4%
1-4 family residential	7,032,593	32.8%	6,780,813	31.3%	6,055,532	31.3%	5,774,814	30.6%	5,447,993	29.4%
Home equity	969,498	4.5%	977,070	4.5%	959,124	5.0%	966,410	5.1%	943,197	5.1%
Commercial real estate (includes multi-family residential)	5,606,837	26.2%	5,676,526	26.2%	5,133,693	26.6%	4,986,211	26.5%	4,966,243	26.8%
Agriculture (includes farmland)	801,933	3.7%	804,376	3.7%	721,395	3.7%	688,033	3.6%	670,603	3.6%
Consumer and other	306,018	1.4%	305,207	1.4%	288,300	1.5%	283,559	1.5%	288,834	1.6%
Energy	449,637	2.1%	500,435	2.3%	403,142	2.1%	429,479	2.3%	410,069	2.2%
Total loans	$21,432,713		$21,653,946		$19,334,359		$18,839,827		$18,506,288

Deposit Types
Noninterest-bearing DDA	$10,281,893	37.6%	$10,364,921	37.9%	$10,108,348	37.4%	$10,915,448	38.2%	$11,154,143	38.1%
Interest-bearing DDA	4,797,259	17.6%	4,953,090	18.1%	5,332,086	19.8%	5,986,203	21.0%	6,027,157	20.6%
Money market	5,892,505	21.6%	5,904,160	21.5%	6,021,449	22.3%	6,164,025	21.6%	6,438,787	22.0%
Savings	3,005,936	11.0%	3,179,351	11.6%	3,304,482	12.2%	3,471,970	12.2%	3,563,776	12.1%
Certificates and other time deposits	3,335,207	12.2%	2,979,364	10.9%	2,237,871	8.3%	1,995,885	7.0%	2,116,232	7.2%
Total deposits	$27,312,800		$27,380,886		$27,004,236		$28,533,531		$29,300,095

Loan to Deposit Ratio	78.5%		79.1%		71.6%		66.0%		63.2%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Sep 30, 2023		Jun 30, 2023		Mar 31, 2023		Dec 31, 2022		Sep 30, 2022

Single family residential construction	$1,157,016	36.1%	$1,244,631	38.7%	$1,179,883	40.7%	$1,097,176	39.1%	$1,004,000	37.8%
Land development	359,518	11.2%	310,199	9.7%	222,511	7.7%	181,747	6.5%	145,303	5.5%
Raw land	340,659	10.7%	359,228	11.2%	326,168	11.2%	332,603	11.9%	343,066	12.9%
Residential lots	216,659	6.8%	216,706	6.7%	226,600	7.8%	243,942	8.7%	237,714	8.9%
Commercial lots	154,425	4.8%	158,278	4.9%	167,151	5.8%	177,378	6.3%	181,679	6.8%
Commercial construction and other	973,022	30.4%	927,025	28.8%	777,678	26.8%	772,606	27.5%	747,803	28.1%
Net unaccreted discount	(820)		(1,051)		(11)		(14)		(13)
Total construction loans	$3,200,479		$3,215,016		$2,899,980		$2,805,438		$2,659,552

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of September 30, 2023

	Houston	Dallas	Austin	OK City	Tulsa	Other (T)	Total
Collateral Type
Shopping center/retail	$361,709	$292,848	$58,698	$15,726	$18,395	$308,878	$1,056,254
Commercial and industrial buildings	167,443	107,883	28,842	31,577	18,603	277,084	631,432
Office buildings	84,275	225,240	27,842	50,338	4,025	99,204	490,924
Medical buildings	76,022	17,303	1,797	44,259	34,377	53,835	227,593
Apartment buildings	140,523	128,758	17,143	13,649	8,436	165,892	474,401
Hotel	113,176	87,973	36,371	18,535	—	169,185	425,240
Other	89,175	68,161	43,088	9,104	1,737	78,827	290,092
Total	$1,032,323	$928,166	$213,781	$183,188	$85,573	$1,152,905	$3,595,936	(U)

Acquired Loans

	Non-PCD Loans			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Jun 30, 2023	Balance at Sept 30, 2023	Balance at Acquisition Date	Balance at Jun 30, 2023	Balance at Sept 30, 2023	Balance at Acquisition Date		Balance at Jun 30, 2023	Balance at Sept 30, 2023
Loan marks:
Acquired banks (V)	$345,599	$1,208	$871	$320,052	$2,776	$2,685	$665,651		$3,984	$3,556
FirstCapital Bank (W)	22,648	21,844	20,672	7,790	7,334	6,658	30,438		29,178	27,330
Total	368,247	23,052	21,543	327,842	10,110	9,343	696,089		33,162	30,886

Acquired portfolio loan balances:
Acquired banks (V)	12,286,159	1,174,855	1,104,770	689,573	61,484	62,053	12,975,731		1,236,339	1,166,823
FirstCapital Bank (W)	1,021,694	953,646	855,052	627,991	599,865	558,271	1,649,685		1,553,511	1,413,323
Total	13,307,853	2,128,501	1,959,822	1,317,564	661,349	620,324	14,625,416	(X)	2,789,850	2,580,146

Acquired portfolio loan balances less loan marks	$12,939,606	$2,105,449	$1,938,279	$989,722	$651,239	$610,981	$13,929,327		$2,756,688	$2,549,260

(T) Includes other MSA and non-MSA regions.

(U) Represents a portion of total commercial real estate loans of $5.607 billion as of September 30, 2023.

(V) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank and LegacyTexas Bank.

(W) FirstCapital Bank merger was completed on May 1, 2023. The Merger resulted in the addition of $1.650 billion in loans with related purchase accounting adjustments of $30.4 million at acquisition date, which were subject to subsequent fair value adjustments.

(X) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Asset Quality
Nonaccrual loans	$59,729	$57,723	$22,496	$19,614	$17,729	$59,729	$17,729
Accruing loans 90 or more days past due	397	1,744	-	5,917	378	397	378
Total nonperforming loans	60,126	59,467	22,496	25,531	18,107	60,126	18,107
Repossessed assets	35	153	—	—	13	35	13
Other real estate	9,320	3,107	1,989	1,963	1,758	9,320	1,758
Total nonperforming assets	$69,481	$62,727	$24,485	$27,494	$19,878	$69,481	$19,878

Nonperforming assets:
Commercial and industrial (includes energy)	$22,219	$24,027	$2,832	$3,921	$2,376	$22,219	$2,376
Construction, land development and other land loans	8,684	4,245	3,210	6,166	1,712	8,684	1,712
1-4 family residential (includes home equity)	23,708	19,609	16,951	15,326	13,986	23,708	13,986
Commercial real estate (includes multi-family residential)	13,341	13,504	1,051	1,649	1,364	13,341	1,364
Agriculture (includes farmland)	1,511	1,284	432	421	434	1,511	434
Consumer and other	18	58	9	11	6	18	6
Total	$69,481	$62,727	$24,485	$27,494	$19,878	$69,481	$19,878
Number of loans/properties	260	241	190	170	150	260	150
Allowance for credit losses on loans	$351,495	$345,209	$282,191	$281,576	$282,179	$351,495	$282,179

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$1,594	$160	$(1,472)	$(643)	$(15)	$282	$(198)
Construction, land development and other land loans	(5)	50	(13)	(5)	(4)	32	421
1-4 family residential (includes home equity)	(78)	(70)	(140)	(55)	(202)	(288)	(147)
Commercial real estate (includes multi-family residential)	570	14,957	(1)	74	757	15,526	786
Agriculture (includes farmland)	—	(78)	(6)	(14)	119	(84)	7
Consumer and other	1,327	1,046	1,017	1,246	1,125	3,390	3,332
Total	$3,408	$16,065	$(615)	$603	$1,780	$18,858	$4,201

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.20%	0.18%	0.07%	0.08%	0.06%	0.20%	0.06%
Nonperforming assets to loans and other real estate	0.32%	0.29%	0.13%	0.15%	0.11%	0.32%	0.11%
Net charge-offs to average loans (annualized)	0.06%	0.31%	-0.01%	0.01%	0.04%	0.12%	0.03%
Allowance for credit losses on loans to total loans	1.64%	1.59%	1.46%	1.49%	1.52%	1.64%	1.52%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans (G)	1.71%	1.68%	1.52%	1.56%	1.60%	1.71%	1.61%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews return on average assets excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; return on average common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; return on average tangible common equity; return on average tangible common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses, for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Reconciliation of return on average assets to return on average assets excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax:
Return on average assets (unadjusted)	1.13%	0.89%	1.31%	1.47%	1.45%	1.11%	1.37%

Net income	$112,208	$86,938	$124,694	$137,880	$135,820	$323,840	$386,636
Merger related provision for credit losses, net of tax(Y)	—	14,647	—	—	—	14,647	—
Merger related expenses, net of tax(Y)	872	10,184	679	215	—	11,735	—
Net income excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax(Y):	$113,080	$111,769	$125,373	$138,095	$135,820	$350,222	$386,636
Average total assets	$39,602,039	$39,287,626	$38,177,853	$37,617,902	$37,466,565	$39,029,662	$37,760,440
Return on average assets excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax (F) (Y)	1.14%	1.14%	1.31%	1.47%	1.45%	1.20%	1.37%

Reconciliation of return on average common equity to return on average common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax:
Return on average common equity (unadjusted)	6.39%	5.01%	7.38%	8.26%	8.24%	6.25%	7.88%

Net income, excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax(Y)	$113,080	$111,769	$125,373	$138,095	$135,820	$350,222	$386,636
Average shareholders' equity	$7,024,493	$6,935,682	$6,759,443	$6,677,010	$6,590,512	$6,907,516	$6,546,033
Return on average common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax (F) (Y)	6.44%	6.45%	7.42%	8.27%	8.24%	6.76%	7.88%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$112,208	$86,938	$124,694	$137,880	$135,820	$323,840	$386,636
Average shareholders' equity	$7,024,493	$6,935,682	$6,759,443	$6,677,010	$6,590,512	$6,907,516	$6,546,033
Less: Average goodwill and other intangible assets	(3,456,844)	(3,340,275)	(3,281,845)	(3,284,228)	(3,286,795)	(3,360,296)	(3,289,362)
Average tangible shareholders’ equity	$3,567,649	$3,595,407	$3,477,598	$3,392,782	$3,303,717	$3,547,220	$3,256,671
Return on average tangible common equity (F)	12.58%	9.67%	14.34%	16.26%	16.44%	12.17%	15.83%

(Y) Calculated assuming a federal tax rate of 21.0%.

	Three Months Ended					Year-to-Date
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Reconciliation of return on average common equity to return on average tangible common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax:
Net income, excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax(Y)	$113,080	$111,769	$125,373	$138,095	$135,820	$350,222	$386,636
Average shareholders' equity	$7,024,493	$6,935,682	$6,759,443	$6,677,010	$6,590,512	$6,907,516	$6,546,033
Less: Average goodwill and other intangible assets	(3,456,844)	(3,340,275)	(3,281,845)	(3,284,228)	(3,286,795)	(3,360,296)	(3,289,362)
Average tangible shareholders’ equity	$3,567,649	$3,595,407	$3,477,598	$3,392,782	$3,303,717	$3,547,220	$3,256,671
Return on average tangible common equity excluding merger related provision for credit losses, net of tax, and merger related expenses, net of tax (F) (Y)	12.68%	12.43%	14.42%	16.28%	16.44%	13.16%	15.83%

Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$7,032,677	$6,968,116	$6,739,117	$6,699,374	$6,611,642	$7,032,677	$6,611,642
Less: Goodwill and other intangible assets	(3,464,012)	(3,454,826)	(3,280,610)	(3,282,984)	(3,285,542)	(3,464,012)	(3,285,541)
Tangible shareholders’ equity	$3,568,665	$3,513,290	$3,458,507	$3,416,390	$3,326,100	$3,568,665	$3,326,101

Period end shares outstanding	93,717	93,721	90,693	91,314	91,210	93,717	91,210
Tangible book value per share	$38.08	$37.49	$38.13	$37.41	$36.47	$38.08	$36.47

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$3,568,665	$3,513,290	$3,458,507	$3,416,390	$3,326,100	$3,568,665	$3,326,101
Total assets	$39,295,684	$39,905,131	$37,829,232	$37,689,829	$37,843,502	$39,295,684	$37,843,502
Less: Goodwill and other intangible assets	(3,464,012)	(3,454,826)	(3,280,610)	(3,282,984)	(3,285,542)	(3,464,012)	(3,285,541)
Tangible assets	$35,831,672	$36,450,305	$34,548,622	$34,406,845	$34,557,960	$35,831,672	$34,557,961
Period end tangible equity to period end tangible assets ratio	9.96%	9.64%	10.01%	9.93%	9.62%	9.96%	9.62%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program:
Allowance for credit losses on loans	$351,495	$345,209	$282,191	$281,576	$282,179	$351,495	$282,179
Total loans	$21,432,713	$21,653,946	$19,334,359	$18,839,827	$18,506,288	$21,432,713	$18,506,288
Less: Warehouse Purchase Program loans	(912,327)	(1,148,883)	(799,115)	(740,620)	(922,764)	(912,327)	(922,764)
Total loans less Warehouse Purchase Program	$20,520,386	$20,505,063	$18,535,244	$18,099,207	$17,583,524	$20,520,386	$17,583,524
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program	1.71%	1.68%	1.52%	1.56%	1.60%	1.71%	1.60%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale or write down of assets and securities:
Noninterest expense	$135,657	$145,870	$123,000	$119,244	$122,214	$404,527	$364,942

Net interest income	$239,524	$236,459	$243,467	$256,137	$260,679	$719,450	$749,094
Noninterest income	38,743	39,688	38,266	37,724	34,688	116,697	107,404
Less: net (loss) gain on sale or write down of assets	(45)	1,994	121	2,087	50	2,070	1,847
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	38,788	37,694	38,145	35,637	34,638	114,627	105,557
Total income excluding net gains and losses on the sale or write down of assets and securities	$278,312	$274,153	$281,612	$291,774	$295,317	$834,077	$854,651
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities	48.74%	53.21%	43.68%	40.87%	41.38%	48.50%	42.70%

	Three Months Ended					Year-to-Date
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses:
Noninterest expense	$135,657	$145,870	$123,000	$119,244	$122,214	$404,527	$364,942
Less: merger related expenses	1,104	12,891	860	272	—	14,855	—
Noninterest expense excluding merger related expenses	$134,553	$132,979	$122,140	$118,972	$122,214	$389,672	$364,942

Net interest income	$239,524	$236,459	$243,467	$256,137	$260,679	$719,450	$749,094
Noninterest income	38,743	39,688	38,266	37,724	34,688	116,697	107,404
Less: net (loss) gain on sale or write down of assets	(45)	1,994	121	2,087	50	2,070	1,847
Noninterest income excluding net gains and losses on the sale or write down of assets and securities	38,788	37,694	38,145	35,637	34,638	114,627	105,557
Total income excluding net gains and losses on the sale or write down of assets and securities	$278,312	$274,153	$281,612	$291,774	$295,317	$834,077	$854,651
Efficiency ratio, excluding net gains and losses on the sale or write down of assets and securities and merger related expenses	48.35%	48.51%	43.37%	40.78%	41.38%	46.72%	42.70%